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                                                                EXHIBIT 99.1
H & R BLOCK

NEWS RELEASE

For further information:

Media Relations:        Neil Getzlow, 816-932-4886
Investor Relations:     Brian Schell, 816-932-7561

H & R BLOCK COMPLETES ACQUISITION OF OLDE

FOR RELASE DECEMBER 1, 1999

        KANSAS CITY, MO. - H&R Block Inc. (NYSE:HRB) today announced it has completed the acquisition of Olde Financial Corporation, parent of Olde Discount Corporation, the fourth largest discount broker in the United States. Block announced its plans September 1 to purchase all of the stock of Olde for $850 million in cash.

        Founded in 1955, H&R Block is a diversified company with subsidiaries providing a wide range of financial products and services. H&R Block Tax Services Inc. served 18.9 million taxpayers in more than 10,000 offices located primarily in the United States, Canada, Australia and the United Kingdom in 1999. Option One Mortgage Corporation, Assurance Mortgage Corporation of America and H&R Block Mortgage Company offer a full range of home mortgage products. Through RSM McGladrey Inc. and HRB Business Services Inc., the company has built a national accounting, tax and consulting firm. Block Financial Corporation develops and publishes consumer financial and personal productivity software, such as Kiplinger TaxCut(R). Quarterly results and other information regarding H&R Clock are available on the company's web site at www.hrblock.com.

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